Exhibit 99.1

NETSCOUT Reports Third Quarter Fiscal Year 2021 Financial Results

Company Raises EPS Outlook for FY’21

WESTFORD, Mass.--(BUSINESS WIRE)--January 28, 2021--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its third-quarter fiscal year 2021 ended December 31, 2020.

“We are pleased with our third-quarter results and strong year-to-date earnings per share performance compared with our prior fiscal year,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Our offerings are being well received in the market given our ability to provide service assurance, with real-time, pervasive visibility and insight, and security solutions that mitigate disruption for our customers regardless of their underlying infrastructure. This is important as customers further safeguard their Information Technology infrastructure in this pandemic environment that is straining networks in terms of volume and attempted security breaches. Our focus during these challenging times has been to keep our team safe and productive, to serve our customers well with the highest quality solutions and service, and to drive overall margin expansion while preserving liquidity to maintain a strong balance sheet and financial flexibility.”

Singhal continued, “Our relevant solutions, trusted brand, strong customer relationships, dedicated team, and solid financial profile have positioned us well as we continue to weather the current macro-economic environment. We remain committed to enhancing our profitability and are raising our fiscal year 2021 earnings per share outlook given our performance year-to-date. With long-term market trends, such as digital transformation, cloud migration, cyber threats, and 5G networks, in NETSCOUT’s favor, we believe we are well-positioned as “Guardians of the Connected World” when we emerge from this global crisis.”

Notable developments and highlights:

Notable developments and highlights in the third quarter included extending partnerships with AWS and Vodafone, custom research on the Information Technology challenges brought about by the pandemic, announcement of NETSCOUT’s Engage 21 Virtual Technology and User Summit, and sponsorship and grant funding to provide digital services to underserved students.

  NETSCOUT announced the extension of its Smart Perimeter Protection to AWS. The combination of NETSCOUT’s Cyber Investigator (NCI) and CyberStream software with new AWS packet access services helps contain costs and achieve better efficiencies in mitigating novel security threats as enterprises move applications to the cloud. As the threat surface expands, the solution uses packet data and powerful cyber analytics to get to the root cause of cybersecurity issues quickly.
  NETSCOUT announced the extension of its long-term partnership with Vodafone. The exclusive, multi-year agreement leverages NETSCOUT’s InfiniStreamNG platform to help provide real-time, end-to-end visibility across Vodafone’s hybrid environment.
  NETSCOUT announced findings from a survey it commissioned to understand the network infrastructure challenges associated with keeping employees connected in remote-work environments. The findings confirmed the increased use of unified communications and collaboration (UC&C) solutions since the start of the pandemic and the impact and challenges the increased use has had on Information Technology teams.
  NETSCOUT plans to host, virtually, customers and partners at its annual Engage Technology and User Summit from April 19th through April 30th. Over the two-week Engage 2021 event, it will showcase its Security, Service Assurance and DDoS capabilities through presentations, panel discussions, demonstrations, and hands-on training. An annual tradition, the event is a highlight of the year for the Company given the opportunity to meet with its user and partner community and discuss how it truly offers Visibility Without Borders.
  NETSCOUT announced it has partnered with Tech Goes Home (TGH), a Massachusetts nonprofit dedicated to ending digital inequity, to provide digital devices, internet access, and digital skills training to more than 160 households in Roxbury, MA. Through a grant, NETSCOUT is sponsoring virtual Tech Goes Home courses at Roxbury partner sites, including Boston Central Adult High School and Vine Street Community Center.

Q3 FY21 Financial Results

Total revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2021 was $228.7 million, compared with $260.0 million (GAAP) and $260.1 million (non-GAAP) in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2021 was $115.0 million, which was approximately 50% of total revenue. This compares with third-quarter fiscal year 2020 product revenue (GAAP and non-GAAP) of $143.3 million, which was approximately 55% of total revenue.

Service revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2021 was $113.8 million, or approximately 50% of total revenue versus service revenue (GAAP) of $116.7 million and (non-GAAP) of $116.8 million, or approximately 45% of total revenue, for the same quarter one year ago.

NETSCOUT’s income from operations (GAAP) was $31.8 million in the third quarter of fiscal year 2021, compared with income from operations (GAAP) of $36.8 million in the comparable quarter one year ago. Third-quarter fiscal year 2021 non-GAAP EBITDA from operations was $70.9 million, or 31.0% of non-GAAP quarterly revenue, which compares with $77.3 million, or 29.7% of non-GAAP quarterly revenue in the third quarter of fiscal year 2020. The Company’s third-quarter fiscal year 2021 (GAAP) operating margin was 13.9% versus 14.2% in the prior fiscal year’s same period. Third-quarter fiscal year 2021 non-GAAP income from operations was $64.5 million with a non-GAAP operating margin of 28.2%. This compares with third-quarter fiscal year 2020 non-GAAP income from operations of $70.9 million and a non-GAAP operating margin of 27.3%.

Net income (GAAP) for the third quarter of fiscal year 2021 was $29.0 million, or $0.39 per share (diluted) versus net income (GAAP) of $36.7 million, or $0.49 per share (diluted), for the third quarter of fiscal year 2020. On a non-GAAP basis, net income for the third quarter of fiscal year 2021 was $48.9 million, or $0.66 per share (diluted), which compares with $54.7 million, or $0.73 per share (diluted), for the third quarter of fiscal year 2020.

As of December 31, 2020, cash and cash equivalents, and short and long-term marketable securities were $490.4 million, compared with $427.8 million as of September 30, 2020, and $389.1 million as of March 31, 2020. In addition, NETSCOUT had $450.0 million outstanding on its $1.0 billion credit facility. During the third quarter of fiscal year 2021, NETSCOUT repurchased a total of 154,271 shares of its common stock at an average price of $21.23 per share, totaling approximately $3.3 million in the aggregate.

Nine-Months FY21 Financial Results

  For the first nine months of fiscal year 2021, total revenue (GAAP and non-GAAP) was $617.9 million versus total revenue (GAAP) of $662.5 million and total revenue (non-GAAP) of $662.6 million for the comparable nine-month period of fiscal year 2020. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.
  Product revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2021 was $278.6 million, compared with $321.8 million in the same period one year ago.
  For the first nine months of fiscal year 2021, total service revenue (GAAP and non-GAAP) was $339.3 million versus (GAAP) $340.7 million and (non-GAAP) $340.8 million in the same period last year.
  NETSCOUT’s income from operations (GAAP) during the first nine months of fiscal year 2021 was $21.1 million, compared with income from operations of $5.1 million for the comparable nine-month period of fiscal year 2020. The Company’s operating margin for the first nine months of fiscal year 2021 (GAAP) was 3.4% versus 0.8% in the comparable period of fiscal year 2020. During the first nine months of fiscal year 2021, the Company’s non-GAAP EBITDA from operations was $144.3 million, or 23.4% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $134.7 million, or 20.3% of non-GAAP total revenue, in the first nine months of fiscal year 2020. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2021 was $125.0 million with a non-GAAP operating margin of 20.2%, compared with non-GAAP income from operations for the same period of fiscal year 2020 of $114.6 million and a non-GAAP operating margin of 17.3%.
  For the first nine months of fiscal year 2021, NETSCOUT’s net income (GAAP) was $7.9 million, or $0.11 per share (diluted) compared with a net loss of $10.1 million, or a loss of $0.13 per share (diluted) in the same nine-month period one year ago. Non-GAAP net income for the first nine months of fiscal year 2021 was $89.3 million, or $1.21 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2020 of $81.6 million, or $1.07 per share (diluted).
  During the first three quarters of fiscal year 2021, NETSCOUT repurchased a total of 154,271 shares of its common stock at an average price of $21.23 per share, totaling approximately $3.3 million in the aggregate.

Guidance:

NETSCOUT is updating its fiscal year 2021 guidance, originally issued on October 29, 2020, with one quarter remaining in the fiscal year. The expected revenue range is being narrowed, while maintaining the mid-point, and the expected net income per share range is being raised. The Company’s guidance for fiscal year 2021 is now as follows:

  Revenue, GAAP and non-GAAP, is expected to be in the range of $825 million to $840 million.
  GAAP net income per share (diluted) is now expected to be in the range of $0.21 to $0.28.
  Non-GAAP net income per share (diluted) is now expected to be in the range of $1.60 to $1.67.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

NETSCOUT also plans to repay $100 million on its revolving credit facility during the fourth quarter of fiscal year 2021.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2021 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ321. A replay of the call will be available after 12:00 p.m. ET on January 28, 2021 for approximately one week. The number for the replay is (800) 283-8183 for U.S./Canada and (402) 220-0867 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and costs related to new accounting standard implementation, and adds back transitional service agreement income. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, net of related income tax effects while removing transitional service agreement income and changes in contingent consideration. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding NetScout’s revenue and earnings per share financial performance for fiscal year 2021, that NetScout’s offerings are being well received in the market given our ability to provide service assurance, with real-time, pervasive visibility and insight, and security solutions that mitigate disruption for our customers regardless of their underlying infrastructure, that it is important as customers further safeguard their IT infrastructure in this pandemic environment that is straining networks in terms of volume and attempted security breaches, that our focus during these challenging times has been to keep our team safe and productive, to serve our customers well with the highest quality solutions and service, and to drive overall margin expansion while preserving liquidity to maintain a strong balance sheet and financial flexibility, that NetScout’s relevant solutions, trusted brand, strong customer relationships, dedicated team, and solid financial profile have positioned it well as it continue to weather the current macro-economic environment, that NetScout remains committed to enhancing its profitability and is raising its fiscal year 2021 earnings per share outlook given its performance year-to-date, and that long-term market trends, such as digital transformation, cloud migration, cyber threats, and 5G networks, are in NetScout’s favor and have NetScout well-positioned as “Guardians of the Connected World” when it emerges from this global crisis constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to impacts known and unknown risk, uncertainties, assumptions, and other factors. Such factors include impacts from the COVID-19 pandemic, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2021 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Product	$114,965	$143,309	$278,637	$321,803
Service	113,774	116,715	339,256	340,666
Total revenue	228,739	260,024	617,893	662,469

Cost of revenue:
Product	24,263	34,197	72,392	90,500
Service	31,012	31,388	94,763	88,960
Total cost of revenue	55,275	65,585	167,155	179,460

Gross profit	173,464	194,439	450,738	483,009

Operating expenses:
Research and development	43,769	48,606	135,605	142,391
Sales and marketing	60,934	67,653	180,668	214,245
General and administrative	21,718	25,048	67,444	72,436
Amortization of acquired intangible assets	15,273	16,120	45,897	48,395
Restructuring charges	-	193	62	466

Total operating expenses	141,694	157,620	429,676	477,933

Income from operations	31,770	36,819	21,062	5,076
Interest and other expense, net	(3,583)	(3,915)	(11,757)	(11,930)

Income (loss) before income tax expense (benefit)	28,187	32,904	9,305	(6,854)
Income tax expense (benefit)	(834)	(3,821)	1,390	3,236
Net income (loss)	$29,021	$36,725	$7,915	$(10,090)

Basic net income (loss) per share	$0.39	$0.49	$0.11	$(0.13)
Diluted net income (loss) per share	$0.39	$0.49	$0.11	$(0.13)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	73,492	74,367	72,953	75,780
Net income (loss) per share - diluted	73,878	74,700	73,618	75,780

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2020	2020
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$490,444	$386,458
Accounts receivable and unbilled costs, net	208,016	213,514
Inventories	26,040	22,227
Prepaid expenses and other current assets	38,114	37,544

Total current assets	762,614	659,743

Fixed assets, net	51,265	57,715
Goodwill and intangible assets, net	2,249,204	2,307,859
Long-term marketable securities	-	2,613
Operating lease right-of-use assets	63,257	68,583
Other assets	19,983	23,990

Total assets	$3,146,323	$3,120,503

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,219	$20,004
Accrued compensation	76,900	75,632
Accrued other	37,034	22,743
Current portion of operating lease liabilities	11,753	10,337
Deferred revenue and customer deposits	251,313	270,281

Total current liabilities	396,219	398,997

Other long-term liabilities	11,568	10,039
Deferred tax liability	105,510	114,394
Accrued long-term retirement benefits	38,264	34,256
Long-term deferred revenue	102,713	104,240
Operating lease liabilities, net of current portion	63,814	70,658
Long-term debt	450,000	450,000

Total liabilities	1,168,088	1,182,584

Stockholders' equity:
Common stock	124	122
Additional paid-in capital	2,936,573	2,891,553
Accumulated other comprehensive income (loss)	262	(3,160)
Treasury stock, at cost	(1,321,978)	(1,305,935)
Retained earnings	363,254	355,339

Total stockholders' equity	1,978,235	1,937,919

Total liabilities and stockholders' equity	$3,146,323	$3,120,503

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019

Revenue (GAAP)	$228,739	$260,024	$205,339	$617,893	$662,469
Service deferred revenue fair value adjustment	2	48	1	5	144
Non-GAAP Revenue	$228,741	$260,072	$205,340	$617,898	$662,613

Gross Profit (GAAP)	$173,464	$194,439	$146,439	$450,738	$483,009
Service deferred revenue fair value adjustment	2	48	1	5	144
Share-based compensation expense (1)	1,619	1,506	2,154	5,368	5,427
Amortization of acquired intangible assets (2)	4,776	6,222	4,765	14,276	18,677
Acquisition related depreciation expense (6)	6	7	5	17	26
Non-GAAP Gross Profit	$179,867	$202,222	$153,364	$470,404	$507,283

Income from Operations (GAAP)	$31,770	$36,819	$3,779	$21,062	$5,076
Service deferred revenue fair value adjustment	2	48	1	5	144
Share-based compensation expense (1)	12,517	11,361	15,736	40,349	39,961
Amortization of acquired intangible assets (2)	20,049	22,342	20,128	60,173	67,072
Business development and integration expense (3)	-	20	-	16	38
New standard implementation expense (4)	-	1	-	-	10
Compensation for post-combination services (5)	63	125	63	190	453
Restructuring charges	-	193	(31)	62	466
Acquisition related depreciation expense (6)	61	61	60	182	251
Transitional service agreement income (7)	57	(25)	101	158	1,159
Legal judgments expense (8)	-	-	-	2,804	-
Non-GAAP Income from Operations	$64,519	$70,945	$39,837	$125,001	$114,630

Net Income (Loss) (GAAP)	$29,021	$36,725	$(3,686)	$7,915	$(10,090)
Service deferred revenue fair value adjustment	2	48	1	5	144
Share-based compensation expense (1)	12,517	11,361	15,736	40,349	39,961
Amortization of acquired intangible assets (2)	20,049	22,342	20,128	60,173	67,072
Business development and integration expense (3)	-	20	-	16	38
New standard implementation expense (4)	-	1	-	-	10
Compensation for post-combination services (5)	63	125	63	190	453
Restructuring charges	-	193	(31)	62	466
Acquisition related depreciation expense (6)	61	61	60	182	251
Change in contingent consideration	-	-	-	-	517
Legal judgments expense (8)	-	-	-	2,804	-
Income tax adjustments (9)	(12,835)	(16,182)	(4,027)	(22,358)	(17,176)
Non-GAAP Net Income	$48,878	$54,694	$28,244	$89,338	$81,646

Diluted Net Income (Loss) Per Share (GAAP)	$0.39	$0.49	$(0.05)	$0.11	$(0.13)
Share impact of non-GAAP adjustments identified above	0.27	0.24	0.43	1.10	1.20
Non-GAAP Diluted Net Income Per Share	$0.66	$0.73	$0.38	$1.21	$1.07

Shares used in computing non-GAAP diluted net income per share	73,878	74,700	73,594	73,618	76,474
NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2020	2019	2020	2020	2019

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$248	$231	$344	$837	$843
	Cost of service revenue	1,371	1,275	1,810	4,531	4,584
	Research and development	3,862	3,437	4,935	12,578	12,076
	Sales and marketing	4,253	3,910	5,357	13,602	13,333
	General and administrative	2,783	2,508	3,290	8,801	9,125
	Total share-based compensation expense	$12,517	$11,361	$15,736	$40,349	$39,961

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$4,776	$6,222	$4,765	$14,276	$18,677
	Operating expenses	15,273	16,120	15,363	45,897	48,395
	Total amortization expense	$20,049	$22,342	$20,128	$60,173	$67,072

(3)	Business development and integration expense included in these amounts is as follows:
	Research and development	$-	$-	$-	$-	$43
	General and administrative	-	20	-	16	(5)
	Total business development and integration expense	$-	$20	$-	$16	$38

(4)	New standard implementation expense included in these amounts is as follows:
	General and administrative	$-	$1	$-	$-	$10
	Total new standard implementation expense	$-	$1	$-	$-	$10

(5)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$62	$125	$62	$187	$453
	Sales and marketing	1	-	1	3	-
	Total compensation for post-combination services	$63	$125	$63	$190	$453

(6)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$3	$4	$3	$10	$18
	Cost of service revenue	3	3	2	7	8
	Research and development	43	43	42	127	174
	Sales and marketing	8	8	9	26	27
	General and administrative	4	3	4	12	24
	Total acquisition related depreciation expense	$61	$61	$60	$182	$251

(7)	Transitional service agreement income included in these amounts is as follows:
	Research and development	$6	$(25)	$11	$17	$87
	Sales and marketing	10	-	16	26	168
	General and administrative	41	-	74	115	904
	Other Income (expense), net	(57)	25	(101)	(158)	(1,159)
	Total transitional service agreement income	$-	$-	$-	$-	$-

(8)	Legal judgments expense included in these amounts is as follows:
	General and administrative	$-	$-	$-	$2,804	$-
	Total legal judgments expense	$-	$-	$-	$2,804	$-

(9)	Total income tax adjustment included in these amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(12,835)	$(16,182)	$(4,027)	$(22,358)	$(17,176)
	Total income tax adjustments	$(12,835)	$(16,182)	$(4,027)	$(22,358)	$(17,176)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019

Income from operations (GAAP)	$31,770	$36,819	$3,779	$21,062	$5,076
Previous adjustments to determine non-GAAP income from operations	32,749	34,126	36,058	103,939	109,554
Non-GAAP Income from operations	64,519	70,945	39,837	125,001	114,630

Depreciation excluding acquisition related	6,376	6,339	6,955	19,283	20,085

Non-GAAP EBITDA from operations	$70,895	$77,284	$46,792	$144,284	$134,715

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'20	FY'21
GAAP revenue	$891.8	~$825 million to ~$840 million
Deferred service revenue fair value adjustment	$0.2	Less than $1 million
Deferred product revenue fair value adjustment	$-	-
Non-GAAP revenue	$892.0	~$825 million to ~$840 million

	FY'20	FY'21
GAAP Net Income (Loss)	$(2.8)	~$15 million to ~$21 million
Deferred service revenue fair value adjustment	$0.2	Less than $1 million
Deferred product revenue fair value adjustment	$-	-
Amortization of intangible assets	$89.5	~$80 million
Share-based compensation expenses	$50.9	~$51 million
Business development & integration expenses*	$1.3	Less than $1 million
Legal judgments expense	$-	~$3 million
New accounting standard implementation	$-	-
Restructuring costs	$2.7	Less than $1 million
Change in contingent consideration	$0.8	-
Total Adjustments	$145.2	~$134 million
Related impact of adjustments on income tax	$(23.4)	(~$32 million)
Non-GAAP Net Income	$119.1	~$118 million to ~$123 million

GAAP net income (loss) per share (diluted)	$(0.04)	~$0.21 to ~$0.28
Non-GAAP net income per share (diluted)	$1.57	~$1.60 to ~$1.67

Average Weighted Shares Outstanding (diluted GAAP)	75.2	73.7 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	75.8	73.7 million
*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com